        ================================================================





                      WARRANT AND INVESTOR RIGHTS AGREEMENT



                                      among



                       PEGASUS COMMUNICATIONS CORPORATION



                                       and



                   THE PARTIES SET FORTH ON SCHEDULE I HERETO



                            Dated as of April 2, 2003








        ================================================================


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                                TABLE OF CONTENTS
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ARTICLE I DEFINITIONS AND ACCOUNTING MATTERS.............................................................1

     SECTION 1.1           Definitions...................................................................1
     SECTION 1.2           Terms Generally...............................................................8
     SECTION 1.3           Accounting Terms and Determinations...........................................8

ARTICLE II ISSUANCE OF WARRANTS..........................................................................9

     SECTION 2.1           Issuance of Warrants..........................................................9
     SECTION 2.2           Form of Warrant Certificates..................................................9
     SECTION 2.3           Exercise of Warrants.........................................................10

ARTICLE III ADJUSTMENTS OF EXERCISE PRICE OR WARRANT STOCK ISSUABLE UPON EXERCISE.......................11

     SECTION 3.1           Purchases and Redemptions....................................................11
     SECTION 3.2           Stock Dividend, Subdivisions, Combinations and Reclassifications.............11
     SECTION 3.3           Issuance of Common Stock or Common Stock Equivalent..........................12
     SECTION 3.4           Certain Distributions........................................................13
     SECTION 3.5           Tender or Exchange Offer.....................................................14
     SECTION 3.6           Merger, Consolidation or Disposition of Assets...............................15
     SECTION 3.7           Other Actions................................................................15
     SECTION 3.8           Notice of Adjustments........................................................15
     SECTION 3.9           Notice of Certain Corporate Action...........................................16

ARTICLE IV PURCHASE OR EXCHANGE OF WARRANT STOCK BY THE COMPANY.........................................16

     SECTION 4.1           Company's Obligation to Purchase or Exchange Warrant Stock...................16
     SECTION 4.2           Company Purchase Closing.....................................................17
     SECTION 4.3           Warrant Stock Exchange Closing...............................................17
     SECTION 4.4           Adjustment of Exchange Ratio.................................................18

ARTICLE V REPRESENTATIONS AND WARRANTIES................................................................18

     SECTION 5.1           Existence; Qualification.....................................................18
     SECTION 5.2           No Breach....................................................................19
     SECTION 5.3           Corporate Action.............................................................19
     SECTION 5.4           Approvals....................................................................19
     SECTION 5.5           Capitalization...............................................................20
     SECTION 5.6           Private Offering.............................................................21
     SECTION 5.7           Brokers......................................................................21
     SECTION 5.8           Loan Agreement...............................................................21
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                                       i
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ARTICLE VI REPRESENTATIONS AND WARRANTIES OF INITIAL HOLDER.............................................21

     SECTION 6.1           Authorization; No Contravention..............................................21
     SECTION 6.2           Binding Effect...............................................................22
     SECTION 6.3           Purchase for Initial Holders' Account........................................22
     SECTION 6.4           Securities Act Compliance....................................................22

ARTICLE VII REGISTRATION RIGHTS.........................................................................22

     SECTION 7.1           Demand Registration..........................................................22
     SECTION 7.2           Incidental or "Piggy-Back" Registration......................................25
     SECTION 7.3           Form S-3 Registration........................................................26
     SECTION 7.4           Hold-Back Agreements.........................................................27
     SECTION 7.5           Registration Procedures......................................................28
     SECTION 7.6           Registration Expenses........................................................32
     SECTION 7.7           Agreement by Holders.........................................................32
     SECTION 7.8           Indemnification..............................................................33
     SECTION 7.9           Rule 144.....................................................................35
     SECTION 7.10          Remedies.....................................................................36
     SECTION 7.11          Recapitalizations, Exchanges, etc............................................36

ARTICLE VIII OTHER RIGHTS OF HOLDERS....................................................................36

     SECTION 8.1           Dispositions of Warrants, Warrant Stock or Marketable Capital
                           Stock........................................................................36
     SECTION 8.2           Delivery Expenses............................................................37
     SECTION 8.3           Taxes........................................................................37
     SECTION 8.4           Indemnification..............................................................37
     SECTION 8.5           Inspection Rights............................................................38
     SECTION 8.6           Board Observer...............................................................38

ARTICLE IX MISCELLANEOUS................................................................................39

     SECTION 9.1           Waiver.......................................................................39
     SECTION 9.2           Notices......................................................................39
     SECTION 9.3           Expenses, Etc................................................................39
     SECTION 9.4           Amendments, Etc..............................................................40
     SECTION 9.5           Successors and Assigns.......................................................40
     SECTION 9.6           Survival.....................................................................40
     SECTION 9.7           Specific Performance; Good Faith.............................................40
     SECTION 9.8           Captions.....................................................................41
     SECTION 9.9           Counterparts.................................................................41
     SECTION 9.10          GOVERNING LAW................................................................41
     SECTION 9.11          CONSENT TO JURISDICTION......................................................41
     SECTION 9.12          WAIVER OF JURY TRIAL.........................................................42
     SECTION 9.13          Severability.................................................................42
     SECTION 9.14          Entire Agreement.............................................................42

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                                       ii

SCHEDULE I - INITIAL HOLDERS
SCHEDULE II - PRO RATA PORTIONS

EXHIBIT A - FORM OF WARRANT CERTIFICATE
EXHIBIT B -  FORM OF EXERCISE NOTICE
EXHIBIT C - FORM OF ASSIGNMENT

                     WARRANT AND INVESTORS RIGHTS AGREEMENT

         THIS WARRANT AND INVESTORS RIGHTS AGREEMENT (as amended, supplemented or modified from time to time, the "Agreement"), dated as of April 2, 2003, between PEGASUS COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), and the entities set forth on Schedule I hereto (each, an "Initial Holder," and collectively, the "Initial Holders").

         WHEREAS, Pegasus Satellite Communications, Inc. ("PSC"), a Delaware corporation and a subsidiary of the Company, has formed a wholly owned subsidiary, Pegasus Media & Communications Finance Corporation, a Delaware corporation (the "Borrower").

         WHEREAS, the Initial Holders and the Borrower are entering into a Term Loan Agreement, dated as of the date hereof (as amended, supplemented or modified from time to time, the "Loan Agreement"), pursuant to which the Initial Holders are making one or more term loans to the Borrower from time to time in an aggregate principal amount of up to $100,000,000, subject to the terms and conditions thereof; and

         WHEREAS, as a condition to the effectiveness of the Loan Agreement and to induce the Initial Holders to make the term loans to the Borrower pursuant thereto, the Company has agreed to enter into this Agreement that provides for the Company to (i) issue Warrants (as defined herein) to the Initial Holders, providing for the purchase of shares of Warrant Stock (as defined herein), and
(ii) provide Holders (as defined herein) certain other rights including registration rights, upon the terms and conditions set forth herein.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, and in consideration of the foregoing and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS

         SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "Affiliate" means any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

         "Agreement" has the meaning specified in the preamble of this Agreement.

         "Approved S-3 Underwriter Amount" has the meaning specified in Section 7.3(c).

         "Approved Underwriter" has the meaning specified in Section 7.1(e).

         "Approved Underwriter Amount" has the meaning specified in Section 7.1(c).

         "Board of Directors" means the Board of Directors of the Company.

         "Borrower" has the meaning specified in the recitals of this Agreement.

         "Borrowing Date" has the meaning specified in the Loan Agreement.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain close.

         "Cashless Exercise" has the meaning specified in Section 2.3(d).

         "Class A Common Stock" means the Class A Common Stock, par value $0.01 per share, of the Company, or any other class of capital stock resulting from successive changes, conversions or reclassifications of such Class A Common Stock.

         "Class B Common Stock" means the Class B Common Stock, par value $0.01 per share, of the Company, or any other class of capital stock resulting from successive changes, conversions or reclassifications of such Class B Common Stock

         "Closing Date" has the meaning set forth in the Loan Agreement.

         "Commission" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act and/or the Exchange Act.

         "Commitment Period" has the meaning specified in the Loan Agreement.

         "Common Stock" means, collectively, (i) the Class A Common Stock, (ii) the Class B Common Stock, (iii) the Non-Voting Common Stock, and (iv) any other capital stock of the Company of any other class or series, which is not preferred as to dividends or distributions of assets over any other class or series of any other capital stock of the Company. References herein to the Common Stock outstanding "on a fully diluted basis" at any time means the number of shares of Common Stock then issued and outstanding, assuming full conversion, exercise and exchange of all Common Stock Equivalents and other securities, rights and options that are (or may become) exchangeable for, or exercisable or convertible into, Common Stock or Common Stock Equivalents, including the Warrants. All references to Common Stock herein shall be subject to appropriate adjustment by reason of any stock dividend, split, reverse split, combination, recapitalization or any similar corporate transaction.

         "Common Stock Equivalent" means any security or obligation which is by its terms convertible into shares of any class of Common Stock or another Common Stock Equivalent, and any option, warrant or other subscription or purchase right with respect to any class of Common Stock.

         "Company" has the meaning specified in the preamble of this Agreement.

         "Company Indemnified Party" has the meaning assigned in Section 7.7(b).

         "Company Purchase" has the meaning specified in Section 4.1(b).

         "Company Purchase Price" has the meaning specified in Section 4.1(b).

         "Company Underwriter" has the meaning specified in Section 7.2(a).

         "Condition of the Company" means the condition (financial or other), business, results of operations, prospects, or properties of the Company and its Subsidiaries, taken as a whole.

         "Current Market Value" means, with respect to any Equity Securities, as of the date of determination, (a) the average of the Daily Market Prices for each day during the 30 consecutive trading days beginning 45 trading days prior to such date, or (b) if such Equity Securities are not publicly traded or are not registered under the Exchange Act, a market price per share determined at the Company's expense by an appraiser chosen by the Required Holders and reasonably satisfactory to the Company, or, if no such appraiser is so chosen more than ten (10) Business Days after notice of the necessity of such calculation shall have been delivered by the Company to the Required Holders, then by an appraiser chosen by the Company and reasonably satisfactory to the Required Holders. Notwithstanding clause (b) of the preceding sentence, if the Non-Voting Common Stock is not, but the Class A Common Stock is, publicly traded or registered under the Exchange Act, the Current Market Value of the Non-Voting Common Stock shall be equal to the Current Market Value of the Class A Common Stock. Any determination of the market price by an appraiser shall be based on a valuation of the Company as an entirety without regard to any discount for minority interests or disparate voting rights among classes of Equity Securities.

         "Daily Market Price" means, for each Business Day and with respect to any Equity Securities, the last sale price on such day as reported in the Consolidated Last Sale Reporting System or as quoted in the Nasdaq National Market, or if such last sale price is not available, the average of the closing bid and asked prices as reported in either such system, or in any other case the higher bid price quoted for such day as reported by The Wall Street Journal and the National Quotation Bureau pink sheets.

         "Demand Registration" has the meaning specified in Section 7.1(a).

         "Equity Securities" means, with respect to any Person that is a corporation, the authorized shares of such Person's capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Exchange Ratio" has the meaning specified in Section 4.1(b).

         "Exchange Shares" has the meaning specified in Section 4.1(b).

         "Excluded Transaction" means: (a) any issuance of shares of Common Stock or options to purchase shares of Common Stock to employees, officers or directors of the Company or any of its Subsidiaries pursuant to a stock option plan or other employee benefit arrangement adopted by the Board of Directors and approved by the holders of Common Stock when required by law, and the issuance of shares of Common Stock upon exercise of such options, (b) the issuance of any Common Stock or Common Stock Equivalent convertible or exercisable for any Common Stock as consideration in connection with any bona fide acquisition or other business combination by the Company approved by the Board of Directors, or the issuance of any Common Stock or other Common Stock Equivalents upon the conversion or exercise thereof, or (c) any issuance of Common Stock or other Common Stock Equivalents upon the conversion or exercise of Common Stock Equivalents outstanding on the Closing Date or the occurrence of a Triggering Event.

         "Exercise Notice" has the meaning specified in Section 2.3(a).

         "Exercise Price" means $16.00, subject to adjustment pursuant to
Article III.

         "Expiration Date" means the seventh anniversary date of the earlier to occur of (x) the Closing Date or (y) a Triggering Event.

         "Expiration Time" has the meaning specified in Section 3.5.

         "GAAP" means generally accepted accounting principles in the U.S., consistently applied throughout the specified period.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory, monetary or administrative powers or functions of or pertaining to government.

         "Holder" means any Person (including each Initial Holder) who acquires Warrants, Warrant Stock or Marketable Capital Stock (issued in a Warrant Stock Exchange) pursuant to the provisions of this Agreement, including any transferees of Warrants, Warrant Stock or Marketable Capital Stock (issued in a Warrant Stock Exchange); provided, however, that a Holder of Warrants, Warrant Stock or Marketable Capital Stock purchased pursuant to an effective Registration Statement or pursuant to Rule 144 (other than Affiliates of the Company) shall not be deemed a Holder.

         "Holder Indemnified Party" has the meaning specified in Section 7.7(a).

         "Incidental Registration" has the meaning specified in Section 7.2(a).

         "Indemnified Parties" has the meaning specified in Section 7.8(c).

         "Indemnifying Party" has the meaning specified in Section 7.8(c).

         "Indemnity Agreement" means the Indemnity Agreement, dated as of the date hereof, by and among PSC, the Borrower and DBS Investors Agent, Inc.

         "Initial Holder" and "Initial Holders" has the meaning specified in the preamble of this Agreement.

         "Initiating Holders" has the meaning specified in Section 7.1(a).

         "Issue Date" means, with respect to a Warrant, the date upon which such Warrant is issued by the Company, as evidenced by the Warrant Certificate for such Warrant.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan Agreement" has the meaning specified in the recitals of this Agreement.

         "Loans" has the meaning specified in the Loan Agreement.

         "Make-Whole Amount" has the meaning specified in Section 4.1(b).

         "Marketable Capital Stock" means the Class A Common Stock, unless, with respect to any Business Day, the Class A Common Stock is not the class of Common Stock of the Company having the largest average aggregate market capitalization or the greatest average trading volume, in each case for the 30 consecutive trading days ending on such Business Day, as quoted in the Nasdaq National Market, in which case the Marketable Capital Stock shall mean such class of Common Stock which has the largest average aggregate market capitalization or the greatest average trading volume, in each case for the 30 consecutive trading days ending on such Business Day. If, for any such relevant 30-trading day period, the class of Common Stock having the largest average aggregate market capitalization is not the same as the class of Common Stock having the greatest average trading volume, the Required Holders shall determine, in their sole discretion, which class of Common Stock shall be the Marketable Capital Stock.

         "NASD" means the National Association of Securities Dealers.

         "New Issue Date" has the meaning specified in Section 3.3(a).

         "New Issue Price" has the meaning specified in Section 3.3(a).

         "Non-Voting Common Stock" means the Non-Voting Common Stock of the Company, par value $0.01 per share, or any other class of stock resulting from successive changes, conversions or reclassification of such Non-Voting Common Stock.

         "Number Issuable" has the meaning specified in Section 3.2.

         "Original Principal" has the meaning specified in the Loan Agreement.

         "Pegasus Partners" has the meaning specified in Section 8.6(a).

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Price Differential" has the meaning specified in Section 4.1(b).

         "Pro Rata Portion" has the meaning specified in Section 2.1(a).

         "Prospectus" means any preliminary or final prospectus included in a Registration Statement.

         "PSC" has the meaning specified in the recitals of this Agreement.

         "Purchase or Exchange Closing Date" has the meaning specified in
Section 4.1(b).

         "Registrable Securities" means each of the following: (a) any shares of Warrant Stock issued or issuable upon exercise of the Warrants, (b) any shares of Marketable Capital Stock issued or issuable upon an exchange of Warrant Stock pursuant to Section 4.1, and (c) any shares of Common Stock issued or issuable in respect of shares of Common Stock issued, issuable or held pursuant to clause
(a) or (b) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

         "Registration Expenses" has the meaning specified in Section 7.6.

         "Registration Statement" means any registration statement of the Company in compliance with and effective under the Securities Act, which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

         "Relevant Date" has the meaning specified in Section 3.3(a).

         "Required Holders" means at any time, the Holder or Holders of a majority of the Warrant Stock issued or issuable upon exercise of the Warrants; provided, that Required Holders shall include (i) DBS Investors, LLC, in the event DBS Investors, LLC and its Affiliates collectively hold at such time at least 66-2/3% of the aggregate Warrant Stock issued or issuable upon exercise of the Warrants held by DBS Investors, LLC on the Closing Date (or upon the occurrence of a Triggering Event); provided, however, that for the purposes of this definition only, DBS Investors, LLC shall be deemed to own that portion of the Warrants and Warrant Stock held by DBS Investors, LLC which is equal to the ownership interest of Pegasus Partners II, L.P. and its Affiliates in DBS Investors, LLC at such time) and (ii) Avenue Special Situations Fund II, LP, in the event Avenue Special Situations Fund II, LP and its Affiliates collectively hold at such time at least 25% of the aggregate Warrant Stock issued or issuable upon exercise of the Warrants by all Holders on the Closing Date (or upon the occurrence of a Triggering Event). For purposes of giving notices, waivers and consents hereunder, Holders of Warrants shall be deemed holders of the Warrant Stock issued on exercise thereof.

         "Rule 144" means Rule 144 promulgated by the Commission under the Securities Act (or any successor or similar rule then in force).

         "Rule 144A" means Rule 144A promulgated by the Commission under the Securities Act (or any successor or similar rule then in force).

         "S-3 Registration" has the meaning specified in Section 7.3(a).

         "Sale Notice" has the meaning specified in Section 4.1(a).

         "Sale Shares" has the meaning specified in Section 4.1(a).

         "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Selling Holder" has the meaning specified in Section 4.1(a).

         "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(b) any company, partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" means a direct or indirect Subsidiary of the Company.

         "Transaction Documents" has the meaning specified in the Loan
Agreement.

         "Transferred Securities" has the meaning specified in Section 8.1(a).

                  "Triggering Event" has the meaning specified in the Indemnity Agreement.

                  "Valid Business Reason" has the meaning specified in Section 7.1(f).

                  "Warrant" and "Warrants" means the Warrants issued by the Company to the Initial Holders pursuant to this Agreement, each exercisable to purchase, at a per share price equal to the Exercise Price, one (1) share of Warrant Stock, subject to adjustment pursuant to Article III, and all Warrants issued upon transfer, division or combination of, or in substitution for, any thereof.

         "Warrant Certificate" has the meaning specified in Section 2.2.

         "Warrant Purchase Price" has the meaning set forth in Section 2.3(a).

         "Warrant Stock" means all shares of Non-Voting Common Stock issued or issuable from time to time upon exercise of the Warrants.

         "Warrant Stock Exchange" has the meaning specified in Section 4.1(b).

         SECTION 1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Articles, Sections, Exhibits, Annexes and Schedules shall be construed to refer to Articles and Sections of, and Exhibits, Annexes and Schedules to, this Agreement.

         SECTION 1.3 Accounting Terms and Determinations. Except as otherwise may be expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Holders hereunder shall be prepared, in accordance with GAAP. All calculations made for the purposes of determining compliance with the terms of this Agreement shall (except as otherwise may be expressly provided herein) be made by application of GAAP.

                                   ARTICLE II

                              ISSUANCE OF WARRANTS
                              --------------------

         SECTION 2.1 Issuance of Warrants. In consideration of the Initial Holders entering into the Loan Agreement and making the Loans, the Company shall issue to the Initial Holders an aggregate of up to 1,000,000 Warrants (subject to stock splits, combinations, recapitalizations or similar transactions), allocated among the Initial Holders (or their transferees) according to the pro rata portions set forth in Schedule II hereto (the "Pro Rata Portions"), in accordance with the following:

                  (i) on the Closing Date, the Company shall issue to the Initial Holders an aggregate of 500,000 Warrants (subject to stock splits, combinations, recapitalizations or similar transactions) for the first $35,000,000 in Original Principal advanced to the Borrower on the Closing Date; and

                  (ii) during the Commitment Period, on each Borrowing Date (including, without limitation, the Closing Date), the Company shall issue to the Initial Holders an additional aggregate of 10,000 Warrants (subject to stock splits, combinations, recapitalizations or similar transactions) for each $1,000,000 in aggregate Original Principal (in excess of the first $35,000,000 in Original Principal advanced to the Borrower on the Closing Date) advanced to the Borrower on such Borrowing Date, up to an aggregate total of 500,000 additional Warrants (subject to stock splits, combinations, recapitalizations or similar transactions).

         In addition to the foregoing but without duplication of clauses (i) and
(ii) above, upon the occurrence of a Triggering Event (as defined in the Indemnity Agreement), the Company shall issue at the time specified in Section 3(b) or (e) of the Indemnity Agreement, 500,000 Warrants (subject to stock splits, combinations, recapitalization or similar transactions) to the Initial Holders, allocated among the Initial Holders (or their transferees) in accordance with their Pro Rata Portions. On the Closing Date (or upon the occurrence of a Triggering Event) and on each Borrowing Date thereafter, the Company shall be deemed to be making to the Holders the representations and warranties set forth in Article V as of the Closing Date and such Borrowing Date (except for representations and warranties set forth in Article V that relate to a specified earlier date).

         SECTION 2.2 Form of Warrant Certificates. The Warrants shall be evidenced by certificates substantially in the form attached hereto as Exhibit A (the "Warrant Certificate"). On each Issue Date, the Company shall deliver to the Initial Holders Warrant Certificates for the Warrants issued on such date pursuant to Section 2.1, registered in the names of the Initial Holders, except that, if any Initial Holder shall notify the Company in writing prior to such issuance that it desires Warrant Certificates for such Warrants to be issued in other denominations or registered in the name or names of any other Person, nominee or nominees, for its or their benefit, then the Warrant Certificates for such Warrants shall be issued in the denominations and registered in the name or names specified in such notice.

         SECTION 2.3 Exercise of Warrants.

         (a) The Warrants may be exercised by the Holder thereof, in whole or in part, at any time or from time to time after the Issue Date but on or prior to 5:00 P.M., New York City time, on the Expiration Date, at a price per share of Warrant Stock equal to the Exercise Price, by surrendering to the Company, at its principal executive office in the United States (i) the Warrant Certificate(s) evidencing such Warrants, (ii) a written notice (the "Exercise Notice"), substantially in the form attached hereto as Exhibit B, stating that such Holder elects to exercise the Warrants evidenced by such Warrant Certificate(s) and specifying the number of shares of Warrant Stock for which the Warrants are being exercised and the name or names in which such Holder wishes the certificate or certificates for shares of Warrant Stock to be issued and (iii) payment of the aggregate purchase price (the "Warrant Purchase Price") in an amount equal to the product of (x) the Exercise Price multiplied by (y) the number of Warrants to be exercised as specified in such notice, which payment shall be made in accordance with Section 2.3(b).

         (b) The Warrant Purchase Price shall be payable, at the option of the Holder, by any one or any combination of the following: (i) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account specified by the Company, or (ii) by the surrender one or more Warrant Certificates to the Company for cancellation in accordance with the following formula: in exchange for each share of Warrant Stock issuable on exercise of each Warrant represented by such Warrant Certificates that are being exercised, the Holder thereof shall receive such number of shares of Warrant Stock as is equal to the product of (A) the number of shares of Warrant Stock issuable upon exercise of the Warrants being exercised at such time multiplied by (B) a fraction, the numerator or which is the Daily Market Value per share of the Marketable Capital Stock at such time minus the then effective Exercise Price, and the denominator of which is the Daily Market Value per share of the Marketable Capital Stock at such time. An exercise of Warrants in accordance with this Section 2.3(b)(ii) is herein referred to as a "Cashless Exercise".

         (c) As soon as practicable, and in any event within two (2) Business Days after receipt of the Exercise Notice and the Warrant Purchase Price, the Company shall deliver or cause to be delivered (a) certificates representing the number of validly issued, fully paid and nonassessable shares of Warrant Stock specified in the Exercise Notice, (b) if applicable, cash in lieu of any faction of a share, as provided in the Warrant Certificate, and (c) if less than the full number of Warrants evidenced by a Warrant Certificate are being exercised or used in a Cashless Exercise, a new Warrant Certificate, less the number of Warrants then being exercised or used in a Cashless Exercise. The exercise of Warrants shall be deemed to have been effective at the close of business on the date of delivery of the Exercise Notice and the Warrant Purchase Price, so that the Person entitled to receive shares of Warrant Stock upon such exercise shall be treated for all purposes as having become the record holder of such shares of Warrant Stock at such time.

         (d) Issuance of the shares of Warrant Stock upon the exercise of Warrants shall be made without charge to the Holder thereof for any issue or transfer tax or other incidental expenses, in respect of the issuance of such Warrant Stock, all of which taxes and expenses shall be paid by the Company, provided that the Holder shall be responsible for any transfer tax payable on account of the issuance of any shares of Warrant Stock to a Person other than the Holder thereof.

                                  ARTICLE III

      ADJUSTMENTS OF EXERCISE PRICE OR WARRANT STOCK ISSUABLE UPON EXERCISE
      ---------------------------------------------------------------------

         SECTION 3.1 Purchases and Redemptions. If at any time or from time to time after the first Issue Date, the Company or any of its Affiliates shall propose to purchase or redeem all or any portion of any class of its Common Stock from all holders of such Common Stock on a pro rata basis for cash, evidence of indebtedness or other property of any nature whatsoever, the Company shall deliver to each Holder of Warrants a notice of such proposed purchase or redemption, and each such Holder shall, at its option, have the right to require the Company to at the same time purchase or redeem Warrants owned by such Holder, pro-rata based on the number of shares of such other Common Stock to be so purchased or redeemed, on the same terms and conditions as the proposed purchase or redemption of such other Common Stock and for the same consideration per Warrant as is paid to the holders of such other Common Stock for each share of such other Common Stock so redeemed or purchased, minus the Exercise Price per Warrant then in effect.

         SECTION 3.2 Stock Dividend, Subdivisions, Combinations and Reclassifications. If at any time or from time to time after the date hereof the Company shall:

         (a) make a dividend or a distribution on the outstanding shares of any class of its Common Stock payable in any class of Equity Securities;

         (b) subdivide or reclassify the outstanding shares of any class of its Common Stock into a larger number of shares of such Common Stock;

         (c) combine the outstanding shares of any class of its Common Stock into a smaller number of shares of such Common Stock; or

         (d) issue any shares of its Equity Securities in a reclassification of any class of its Common Stock; provided that, the Company shall not effect a reclassification of any class of its Common Stock without effecting a simultaneous and identical (but proportionate) reclassification of its Non-Voting Common Stock;

then, and in each such case, immediately after the occurrence of any such event, the Exercise Price payable upon the exercise of each Warrant then issued and outstanding or that is subsequently issued under Section 2.1 and the number of shares of Warrant Stock issuable upon exercise of each Warrant then issued and outstanding or that is subsequently issued under Section 2.1 (the "Number Issuable") shall be adjusted so that the Holder of any Warrant exercised after such event shall be entitled to receive, upon payment of the same aggregate amount as would have been payable before such event, the aggregate number and kind of shares of Warrant Stock or other Equity Securities of the Company that it would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such Warrant been exercised immediately prior to the occurrence of such event and (i) as if such Warrant had been exercisable for the class of Common Stock that received the dividend or distribution or (ii) as if such subdivision, combination or reclassification had been effected on an equal and proportionate basis with respect to the Non-Voting Common Stock. An adjustment made pursuant to this Section 3.2 shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such action becomes effective.

         SECTION 3.3 Issuance of Common Stock or Common Stock Equivalent.

         (a) If the Company shall, at any time or from time to time, after the date hereof, issue or sell any shares of any class of its Common Stock or Common Stock Equivalents (such issuance or sale, a "New Issue") at a price per share (the "New Issue Price") that is less than the Exercise Price then in effect as of the record date or New Issue Date (as defined below), as the case may be (the "Relevant Date") (treating the price per share of such Common Stock, in the case of the issuance of any Common Stock Equivalent, as equal to the quotient of (x) the sum of the price for such Common Stock Equivalent plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Common Stock Equivalent, divided by (y) the number of shares of such Common Stock initially underlying such Common Stock Equivalent), other than (1) issuances or sales for which an adjustment is made pursuant to another Section of this Article III and (2) issuances of such Common Stock or Common Stock Equivalent in connection with an Excluded Transaction, then, and in each such case, (A) the Exercise Price payable upon the exercise of each Warrant then issued and outstanding or that is subsequently issued under
Section 2.1 shall be adjusted by multiplying the Exercise Price in effect on the day immediately prior to the Relevant Date by a fraction (which fraction shall not be greater than one) (I) the numerator of which shall be the sum of the number of shares of such Common Stock outstanding on the Relevant Date plus the number of shares of such Common Stock which the aggregate consideration received by the Company for the total number of such additional shares of such Common Stock so issued would purchase at the Exercise Price on the Relevant Date (or, in the case of Common Stock Equivalents, the number of shares of Common Stock which the aggregate consideration received by the Company upon the issuance of such Common Stock Equivalents and receivable by the Company upon the conversion, exchange or exercise of such Common Stock Equivalents would purchase at the Exercise Price on the Relevant Date) and (II) the denominator of which shall be the sum of the number of shares of such Common Stock outstanding on the Relevant Date plus the number of additional shares of such Common Stock issued or to be issued (or, in the case of Common Stock Equivalents, the maximum number of shares of such Common Stock into which such Common Stock Equivalents initially may convert, exchange or be exercised), and (B) the Number Issuable shall be increased by multiplying the Number Issuable immediately prior to the New Issuance by a fraction (which fraction shall not be less than one), (I) the numerator of which shall be the Exercise Price in effect on the day immediately prior to the Relevant Date, and (II) the denominator of which shall be the

Exercise Price in effect immediately after such adjustment. Any such adjustments required hereunder shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued, and shall become effective retroactively (x) in the case of an issuance to the stockholders of the Company, as such, to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such shares of Common Stock or Common Stock Equivalents, and (y) in all other cases, on the date (the "New Issue Date") of such issuance; provided, however, that the determination as to whether adjustments are required to be made pursuant to this Section 3.3 shall only be made upon the issuance of such shares of Common Stock or Common Stock Equivalents, and not upon the issuance of any security into which the Common Stock Equivalents convert, exchange or may be exercised; provided, further, that if any Common Stock Equivalents (or any portions thereof) which shall have given rise to adjustments pursuant to this Section 3.3 shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such Common Stock Equivalents there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Exercise Price and Number Issuable hereunder shall be readjusted (but to no greater extent than originally adjusted) in order to
(1) eliminate from the computation any additional shares of such Common Stock corresponding to such Common Stock Equivalents as shall have expired or terminated, (2) treat the additional shares of such Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such Common Stock Equivalents as having been issued for the consideration actually received and receivable therefor, and (3) treat any of such Common Stock Equivalents which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.

         (b) In case at any time any shares of any class of the Company's Common Stock or Common Stock Equivalents or any rights or options to purchase any shares of such Common Stock or Common Stock Equivalents shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. In case any shares of such Common Stock or Common Stock Equivalents or any rights or options to purchase any such Common Stock or Common Stock Equivalents shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair market value of such consideration, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith, as determined by mutual agreement of the Board of Directors and the Required Holders or, if the Board of Directors and the Required Holders shall fail to agree, at the Company's expense by an appraiser chosen by the Board of Directors and reasonably acceptable to the Required Holders.

         SECTION 3.4 Certain Distributions. If the Company shall, at any time or from time to time, after the date hereof, distribute to all the holders of shares of any class of its Common Stock (including any such distribution made in connection with a merger or consolidation in which the Company is the resulting or surviving Person and such Common Stock is not changed or exchanged), cash, evidences of indebtedness of the Company or another issuer, Equity Securities of the Company or securities of another issuer or other assets or rights or warrants to subscribe for or purchase Equity Securities of the Company (excluding those distributions in respect of which an adjustment in the Number Issuable or Exercise Price is made pursuant to Sections 3.2 or 3.3, distributions in which the Holders of the Warrants are entitled to receive such distributions and any distribution in connection with an Excluded Transaction), then, and in each such case, (A) the Exercise Price payable upon exercise of each Warrant then issued and outstanding or that is subsequently issued under
Section 2.1 shall be adjusted (and any other appropriate actions shall be taken by the Company) by multiplying the Exercise Price in effect immediately prior to the date of such distribution by a fraction (which fraction shall not be greater than one) (x) the numerator of which shall be the Current Market Value per share of such Common Stock immediately prior to the date of distribution minus the then fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties) of the portion of the cash, evidences of indebtedness, securities, other assets or rights or warrants so distributed applicable to one share of such Common Stock, and (y) the denominator of which shall be the Current Market Value per share of such Common Stock immediately prior to the ex-dividend date of distribution, and (B) the Number Issuable shall be increased by multiplying the Number Issuable immediately prior to the date of such distribution by a fraction (which fraction shall not be less than one), (x) the numerator of which shall be the Current Market Value per share of such Common Stock immediately prior to the record date for such distribution and (ii) the denominator of which shall be the Current Market Value per share of such Common Stock immediately prior to such record date less the fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties) of the portion of such cash, evidences of indebtedness, securities, other assets or rights or warrants so distributed applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

         SECTION 3.5 Tender or Exchange Offer. If at any time or from time to time after the date hereof, a tender or exchange offer made by the Company or any of its Subsidiaries for all or any portion of any class of the Company's Common Stock shall expire, and such tender or exchange offer shall involve the payment by the Company or such Subsidiary of consideration per share of such Common Stock having a fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Value per share of such Common Stock on the day next succeeding the Expiration Time, then the Exercise Price payable upon exercise of each Warrant then issued and outstanding or that is subsequently issued under Section 2.1 shall be adjusted (and any other appropriate actions shall be taken by the Company) by multiplying the Exercise Price in effect immediately prior to the Expiration Time by a fraction (which fraction shall not be greater than one) (x) the numerator of which shall be the number of shares of such Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Current Market Value per share of such Common Stock on the trading day next succeeding the Expiration Time, and (y) the denominator of which shall be the sum of (A) the fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties) of the aggregate consideration payable to holders of such Common Stock based on the number of shares of such Common Stock accepted for payment in such tender or exchange offer, and (B) the product of the number of shares of such Common Stock outstanding (less such shares accepted for payment in such tender or exchange offer) on the Expiration Time multiplied by the Current Market Value per share of the Common Stock on the trading day next succeeding the Expiration Time. The adjustment required by this Section 3.5 shall be effective immediately prior to the opening of business on the day following the Expiration Time.

         SECTION 3.6 Merger, Consolidation or Disposition of Assets. If the Company shall merge or consolidate with another Person, or shall sell, transfer or otherwise dispose of all or substantially all of its assets to another Person and pursuant to the terms of such merger, consolidation or disposition of assets, cash, shares of common stock or other securities of the successor or acquiring Person, or property of any nature is to be received by or distributed to the holders of any class of Common Stock of the Company, then each Holder of Warrants shall thereafter have the right to receive, upon exercise of each Warrant then issued and outstanding or that is subsequently issued under Section 2.1, the amount of cash or other consideration it would have been entitled to receive if such Holder had exercised such Warrant and received the Exchange Shares in accordance with Section 4.1 of this Agreement immediately prior to the occurrence of such merger, consolidation or disposition of assets. The foregoing provisions shall similarly apply to successive mergers, consolidations and dispositions of assets.

         SECTION 3.7 Other Actions. If at any time or from time to time after the date hereof the Company shall take any action affecting any class of its Common Stock similar to or having an effect similar to any of the actions described in the foregoing Sections of Article III (but not including any action described in any such Section), and the Board of Directors in good faith determines that it would be equitable in the circumstances to reduce the Exercise Price payable upon exercise of each Warrant then issued and outstanding or that is subsequently issued under Section 2.1 and/or increase the Number Issuable as a result of such action, then, and in each such case, the Exercise Price payable upon exercise of each Warrant then issued and outstanding or that is subsequently issued under Section 2.1 shall be reduced and the Number Issuable shall be increased in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to each Holder of the Warrants).

         SECTION 3.8 Notice of Adjustments. Whenever the Number Issuable and the Exercise Price shall be adjusted pursuant to this Article III, the Company shall forthwith obtain a certificate signed by a duly authorized officer of the Company (or, if the Required Holders so request after delivery of a certificate from such officer, signed by a firm of independent accountants of recognized national standing selected by the Company), setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Number Issuable and the Exercise Price after giving effect to such adjustment. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder of Warrants. The Company shall keep at its office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder of Warrants or any prospective purchaser of Warrants designated by the registered Holder of such Warrants.

         SECTION 3.9 Notice of Certain Corporate Action. If the Company shall propose (i) to pay any dividend to the holders of any class of its Common Stock or to make any other distribution to the holders of any class of its Common Stock; (ii) to offer to the holders of any class of its Common Stock rights to subscribe for or to purchase any additional shares of such Common Stock or Common Stock Equivalent; (iii) to effect any reclassification of any class of its Common Stock; (iv) to otherwise issue any Common Stock or Common Stock Equivalent that would result in any adjustment required under this Article III;
(v) to effect any capital reorganization; (vi) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of its assets; (vii) to effect the liquidation, dissolution or winding up of the Company, or (viii) any other transaction of the Company that would result in any adjustment required under this Article III, then, in each such case, the Company shall give to each Holder of Warrants a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such dividend, distribution or rights offer, or the date on which such reclassification, issuance, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Company's Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on any class of the Company's Common Stock, and the Number Issuable and the Exercise Price after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of any Common Stock for purposes of such action, and in the case of any other such action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of any Common Stock, whichever shall be the earlier.

                                   ARTICLE IV

              PURCHASE OR EXCHANGE OF WARRANT STOCK BY THE COMPANY
              ----------------------------------------------------

         SECTION 4.1 Company's Obligation to Purchase or Exchange Warrant Stock.

         (a) If, at any time or from time to time after the issuance of any Warrant Stock, any Holder (each, a "Selling Holder") of such Warrant Stock wishes to sell, in whole or in part, shares of such Warrant Stock (the "Sale Shares"), the Selling Holder shall send a written notice to the Company (the "Sale Notice") informing the Company of the Selling Holder's intention to sell the Sale Shares.

         (b) If any Selling Holder delivers the Sale Notice, on or prior to the fifth (5th) Business Day after the date of the delivery of the Sale Notice (the "Purchase or Exchange Closing Date"), the Company shall be required to either
(i) purchase (the "Company Purchase") the Sale Shares from such Selling Holder, at an aggregate purchase price (the "Company Purchase Price") equal to the product of (x) the Daily Market Price of one share of the Marketable Capital Stock of the Company on the trading day immediately preceding the date of the delivery of the Sale Notice, multiplied by (y) the number of Sale Shares, or
(ii) exchange (the "Warrant Stock Exchange") shares of Marketable Capital Stock (as of the date of the delivery of the Sale Notice) (the "Exchange Shares") for the Sale Shares, at an exchange ratio (the "Exchange Ratio") of one (1) share of the Marketable Capital Stock (as of the date of the delivery of the Sale Notice) for one (1) share of the Sale Shares; provided that, the Company's right to elect a Warrant Stock Exchange shall be subject to the condition (which condition may be waived by each Selling Holder solely with respect to its Exchange Shares) that the Exchange Shares be included at such time in an effective Registration Statement filed pursuant to Article VII to the same extent and in the same manner as the Sale Shares were at such time, or otherwise be delivered together with an opinion of outside counsel of the Company, addressed to and in form and substance satisfactory to such Selling Holder, stating that the Exchange Shares may be freely sold, transferred or assigned without restriction or limitation under any federal or state securities laws; provided further, that if the Company elects a Warrant Stock Exchange, and the Daily Market Price per share of the Marketable Capital Stock on the second Business Day after the date of the delivery of the Sale Notice is higher than the Daily Market Price per share of the Marketable Capital Stock on (x) the trading day immediately prior to the Purchase or Exchange Closing Date, if the Exchange Shares are delivered to the Selling Holders pursuant to Section 4.3 prior to 5:00 P.M., New York City time, on the Purchase or Exchange Closing Date, or (y) the Purchase or Exchange Closing Date, if the Exchange Shares are delivered to the Selling Holders pursuant to Section 4.3 after 5:00 P.M., New York City time, on such date (such difference in Daily Market Price per share (which shall not be less than 0), the "Price Differential"), then the Company shall pay to the Selling Holder, in accordance with Section 4.3, an amount (the "Make-Whole Amount") equal to the product of (A) the Price Differential times
(B) the number of Sale Shares. The Exchange Ratio shall be subject to adjustment pursuant to Section 4.4 below.

         SECTION 4.2 Company Purchase Closing. If a Company Purchase is elected, the Company shall pay, on the Purchase or Exchange Closing Date, the Company Purchase Price to the Selling Holders by wire transfer of immediately available funds to the account or accounts designated by such Selling Holders in the Sale Notice, against delivery by the Selling Holders to the Company of certificates representing the Sale Shares, duly endorsed in blank or accompanied by stock powers executed in blank.

         SECTION 4.3 Warrant Stock Exchange Closing. If a Warrant Stock Exchange is elected, on the Purchase or Exchange Closing Date, the Company shall (i) deliver or cause to be delivered, in the names of the Selling Holders or any other Persons designated by the Selling Holders, certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Marketable Capital Stock issued in the Warrant Stock Exchange, and (ii) pay the Make-Whole Amount, if any, to the Selling Holders by wire transfer of immediately available funds to the account or accounts designated by such Selling Holders in the Sale Notice, against delivery by the Selling Holders of certificates representing the Sale Shares, duly endorsed in blank or accompanied by stock powers executed in blank.

         SECTION 4.4 Adjustment of Exchange Ratio.

         (a) If at any time or from time to time after the issuance of any shares of Warrant Stock but prior to the consummation of a Company Purchase or Warrant Stock Exchange with respect to such shares of Warrant Stock, the Company shall take any action with respect to the Marketable Capital Stock described in any Sections of Article III (unless such action is taken concurrently upon the same terms and conditions and having the same proportionate effect with respect to all shares of both the Non-Voting Common Stock and such Marketable Capital Stock), then, in each such case, the Exchange Ratio shall be adjusted so that each Selling Holder shall receive the number of shares of the Marketable Capital Stock that such Selling Holder would have been entitled to receive if it had owned the Warrants for which such Warrant Stock was exercised on the date any such actions occurred.

         (b) Whenever the Exchange Ratio shall be adjusted pursuant to this
Section 4.4, the Company shall forthwith obtain a certificate signed by a duly authorized officer of the Company (or, if the Required Holders so request after delivery of a certificate from such officer, signed by a firm of independent accountants of recognized national standing selected by the Company), setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Exchange Ratio after giving effect to such adjustment. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder of Warrant Stock. The Company shall keep at its office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder of Warrant Stock or any prospective purchaser of Warrant Stock designated by the registered Holder of such Warrant Stock.

         (c) If the Company shall propose to take any of the actions described in Section 3.9 with respect to the Marketable Capital Stock, then, in each such case, the Company shall give to each Holder of Warrant Stock a notice of such proposed action, which shall specify the date on which a record of holders of the Marketable Capital Stock is to be taken for the purposes of such action, or the date on which such action is to take place and the date of participation therein by the holders of the Marketable Capital Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on any class of the Company's Common Stock, and the Exchange Ratio after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given to the Holders of Warrant Stock in the same manner as required by
Section 3.9.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         The Company represents and warrants as follows:

         SECTION 5.1 Existence; Qualification. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Company is duly qualified, licensed or admitted to do business and is in good standing as a foreign corporation in every jurisdiction where the failure to be so qualified would have a material adverse effect on the Condition of the Company, and has all requisite corporate power and authority to transact its business as now conducted in all such jurisdictions.

         SECTION 5.2 No Breach. The execution, delivery and performance of this Agreement and other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (including the issuance of the Warrants, the Warrant Stock and the Exchange Shares) will not (a) violate the certificate of incorporation or by-laws or any other instrument or document of organization or governance of the Company, (b) violate, or result in a breach of or default under, any other material instrument or agreement to which the Company is a party or is bound, (c) violate any judgment, order, injunction, decree or award against or binding upon the Company, (d) result in the creation of any material Lien upon any of the properties or assets of the Company or (e) violate any law, rule or regulation applicable to the Company.

         SECTION 5.3 Corporate Action. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents (including the issuance of the Warrants, the Warrant Stock and the Exchange Shares); the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents have been duly authorized by all necessary action (including all stockholder action) on the part of the Company; this Agreement and the Warrants being issued on the Closing Date (or upon the occurrence of a Triggering Event) have been (and the Warrants issued after the Closing Date will be) duly executed and delivered by the Company and constitute (or in the case of the Warrants issued after the Closing Date, will constitute) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors rights generally and by general equitable principles. The Warrant Stock covered by the Warrants and the Marketable Capital Stock issuable upon a Warrant Stock Exchange have been duly and validly authorized and reserved for issuance and shall, when paid for, issued and delivered in accordance with the provisions of this Agreement, be duly and validly issued, fully paid and nonassessable and free and clear of any Liens. The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date hereof and to which the Company is a party or by which the Company is bound which has not been previously filed as an exhibit to its reports filed with the Commission under the Exchange Act.

         SECTION 5.4 Approvals. Except in connection with the registration of the Registrable Securities pursuant to Article VII, no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any other Person, including the Nasdaq National Market or any national securities exchange or other automated quotation system, are necessary for the execution, delivery or performance by the Company of this Agreement or the other Transaction Documents or for the validity or enforceability hereof or thereof. Any such action required to be taken as a condition to the execution and delivery of this Agreement or any other Transaction Document, or the execution, issuance and delivery of the Warrants, has been duly taken by all such Governmental Authorities or other Persons, as the case may be.

         SECTION 5.5 Capitalization.

         (a) As of the date hereof, the authorized capital stock of the Company consists of (i) 250,000,000 shares of Class A Common Stock, of which 4,768,195 shares are issued and outstanding, (ii) 30,000,000 shares of Class B Common Stock, of which 916,380 shares are issued and outstanding, (iii) 200,000,000 shares of Non-Voting Common Stock, of which no share is issued and outstanding, and (iv) 5,000,000 shares of preferred stock, of which (A) 5,707 shares are designated Series B Junior Convertible Exchangeable Preferred Stock of which no shares are outstanding, (B) 2,650,300 shares are designated Series C Convertible Preferred Stock of which 2,650,300 shares are issued and outstanding, (C) 22,500 shares are designated Series D Junior Convertible Participating Preferred Stock of which 12,500 shares are issued and outstanding, and (D) 10,000 shares are designated Series E Junior Convertible Participating Preferred Stock of which 10,000 shares are issued and outstanding. The Company has 428,004 shares of Class A Common Stock held in treasury or by Subsidiaries. As of the Closing Date, after giving effect to the transactions contemplated hereby and in the other Transaction Documents, there will be: (A) 1,000,000 shares of Non-Voting Common Stock reserved for issuance upon exercise of the Warrants and (B) 1,000,000 shares of Class A Common Stock reserved for issuance upon a Warrant Stock Exchange; (C) 283,874 shares of Class A Common Stock reserved for issuance upon conversion of the Series C Convertible Preferred Stock; (D) 108,875 shares of Class A Common Stock reserved for issuance upon conversion of the Series D Junior Convertible Participating Preferred Stock; (E) 16,000 shares of Class A Common Stock reserved for issuance upon conversion of the Series E Junior Convertible Participating Preferred Stock, and (F) 831,964 shares of Class A Common Stock reserved for issuance pursuant to the exercise or conversion of other Common Stock Equivalents set forth on Schedule 5.5(a). The Common Stock Equivalents and all outstanding shares of capital stock of the Company have been duly authorized by all necessary corporate action. All outstanding shares of capital stock of the Company are, and the shares of Warrant Stock upon exercise of the Warrants, and shares of Marketable Capital Stock issuable upon a Warrant Stock Exchange, when issued, will be, validly issued, fully paid and nonassessable and shall be free and clear of all Liens and the issuance of foregoing has not been or will not be, as the case may be, subject to preemptive rights in favor of any Person and will not result in the issuance of any additional shares of Equity Securities of the Company or the triggering of any anti-dilution or similar rights contained in any options, warrants, debentures or other securities or agreements of the Company. As of the Closing Date, after giving effect to the transactions contemplated hereby and in the other Transaction Documents, except for (x) the Series C Convertible Preferred Stock, the Series D Junior Convertible Participating Preferred Stock and the Series E Junior Convertible Participating Preferred Stock, (y) the Common Stock Equivalents set forth on Schedule 5.5(a), and (z) the Warrants, there will be no outstanding securities convertible into or exchangeable for capital stock of the Company or options, warrants or other rights to purchase or subscribe to Equity Securities of the Company or contracts, commitments, agreements, understandings or arrangements of any kind to which the Company is a party relating to the issuance of any Equity Securities of the Company, any such convertible or exchangeable securities or any such options, warrants or rights.

         (b) Other than this Agreement or as otherwise disclosed in Schedule 5.5(b), there is not in effect on the date hereof any agreement by the Company pursuant to which any holders of debt or Equity Securities of the Company have a right to cause the Company to register such securities under the Securities Act. None of the agreements listed on Schedule 5.5(b) contain any provision that conflict or are inconsistent in any material respect with the rights granted under Article VII of this Agreement. There is not in effect on the date hereof any agreement by the Company or any of its stockholders or any other Person that
(i) restricts the transferability of the Warrants, the Warrant Stock or the Marketable Capital Stock issuable upon a Warrant Stock Exchange, (ii) restricts the transferability of the right of the Holder in this Agreement to any transferee of all or a portion of the Holder's Warrant, Warrant Stock or the Marketable Capital Stock issuable upon a Warrant Stock Exchange, or (iii) requires any consent or other approval of any Person to the exercise of the Warrant by the Holder, the issuance of Warrant Stock upon such exercise or the issuance of the Marketable Capital Stock upon a Warrant Stock Exchange.

         SECTION 5.6 Private Offering. Assuming the truth and accuracy of the Initial Holders' representations and warranties contained in Sections 6.1 and 6.2, the issuance to the Initial Holders of the Warrants, the Warrant Stock issuable upon exercise of the Warrants and the Marketable Capital Stock issuable upon a Warrant Stock Exchange hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act.

         SECTION 5.7 Brokers. Neither the Company nor any Affiliate of the Company has dealt with any broker, finder, commission agent or other similar Person in connection with the transactions contemplated by this Agreement or is under any obligation to pay any broker's fee, finder's fee or commission in connection with such transactions.

         SECTION 5.8 Loan Agreement. The representations and warranties with respect to the Company set forth in the Loan Agreement are incorporated by reference herein and are true and correct.

                                   ARTICLE VI

                REPRESENTATIONS AND WARRANTIES OF INITIAL HOLDER
                ------------------------------------------------

         Each Initial Holder severally but not jointly represents and warrants as follows:

         SECTION 6.1 Authorization; No Contravention. The execution, delivery and performance by such Initial Holder of this Agreement: (a) is within its power and authority and has been duly authorized by all necessary action; (b) does not contravene the terms of its organizational documents or any amendment thereof, and (c) does not violate any law, rule or regulation applicable to such Initial Holder.

         SECTION 6.2 Binding Effect. This Agreement has been duly executed and delivered by such Initial Holder and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors rights generally and by general equitable principles.

         SECTION 6.3 Purchase for Initial Holders' Account.

         (a) Such Initial Holder is acquiring the Warrants and the Warrant Stock for investment for its own account, without a view to the distribution thereof in violation of the Securities Act, all without prejudice, however, to the right of such Initial Holder at any time, in accordance with this Agreement, lawfully to sell or otherwise to dispose of all or any part of the Warrant or the Warrant Stock held by it.

(b) Such Initial Holder is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

SECTION 6.4. Securities Act Compliance. Such Initial Holder understands that the Company has not registered the Warrant, the Warrant Stock or the Exchange Shares under the Securities Act or applicable state securities laws, and such Initial Holder agrees that none of the Warrant, the Warrant Stock or the Exchange Shares shall be sold or transferred or offered for sale or transfer without registration or qualification under the Securities Act or applicable state securities laws or the availability of an exemption therefrom, and such Initial Holder understands that the Warrant, the Warrant Stock or the Exchange Shares will bear a legend to the following effect:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND ACCORDINGLY, SUCH SECURITIES MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM."

                                  ARTICLE VII

                               REGISTRATION RIGHTS
                               -------------------

         SECTION 7.1 Demand Registration.

         (a) Request for Demand Registration. At any time and from time to time after the earlier to occur of (x) the Closing Date or (y) the occurrence of a Triggering Event, the Holders holding at least a majority of the Registrable Securities held by all Holders (the "Initiating Holders"), may make a written request to the Company to register, and the Company shall register, under the Securities Act and the securities or blue sky laws of any jurisdiction designated by such Initiating Holders (each, a "Demand Registration"), the number of Registrable Securities stated in such request; provided, however, that the Company shall not be obligated to effect more than four (4) such Demand Registrations and no more than one such Demand Registration in any 12-month period; provided, further, that notwithstanding the foregoing, each registration in respect to a Demand Registration must include Registrable Securities having an aggregate market value of at least $10,000,000 (based on the Current Market Value of such Registrable Securities to be included in such Demand Registration on the date of filing of the registration statement). Each such request for a Demand Registration by the Initiating Holders in respect thereof shall specify the intended method of disposition thereof, the jurisdictions in which registration is desired and that the request is for a Demand Registration under this Section 7.1(a). Within five (5) days after the receipt of such request, the Company shall give written notice thereof to all other Holders holding Registrable Securities. Any such Holder may, within 10 days after such notice is given, request in writing that all of such Holder's Registrable Securities, or any portion thereof designated by such Holder, be included in the registration. Each request from a Holder shall specify the number of Registrable Securities to be registered and the jurisdictions in which registration is desired. The failure of any Holder to respond within such 10-day period shall be deemed to be a waiver of such Holder's rights under this Section 7.1(a) with respect to such Demand Registration. Any Holder may waive its rights under this Section 7.1(a) prior to the expiration of such 10-day period by giving written notice to the Company, with a copy to the Initiating Holders. If a Holder sends the Company a written request for inclusion of part or all of such Holder's Registrable Securities in a registration, such Holder shall not be entitled to withdraw or revoke such request without the prior written consent of the Company in its sole discretion unless, as a result of facts or circumstances arising after the date on which such request was made relating to the Company or to market conditions, such Holder reasonably determines that participation in such registration would have a material adverse effect on such Holder. Notwithstanding anything to the contrary in this Section 7.1(a), at any time after the Company is, and for so long as the Company continues to be, eligible to use Form S-3 (or any successor form thereto) under the Securities Act for registration of the resale of Registrable Securities, the Company shall not be obligated to effect more than three (3) Demand Registrations under this Section 7.1(a). On the date that the Company becomes so eligible to use Form S-3 (or any successor form thereto) under the Securities Act, the Company shall notify each Holder in writing of such eligibility, and shall represent and warrant to each Holder in writing that, as of such date, the Company meets the requirements for use of Form S-3 (or any such successor form thereto) for registration of the resale of Registrable Securities and does not have any knowledge or reason to believe that it would not continue to meet such requirements or any actual knowledge of any fact which would reasonably result in its not meeting such requirements. The Company shall immediately notify each Holder in writing in the event that such representation shall cease to be true and correct in any respect, whereupon the number of Demand Registrations which the Company is obligated to effect under this Section 7.1(a) shall be increased to four (4) (less any Demand Registrations previously used).

         (b) Effective Demand Registration. The Company shall use its best efforts to cause any such Demand Registration pursuant to Section 7.1(a) to become effective not later than ninety (90) days after it receives a request under Section 7.1(a). A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and (ii) 120 days; provided, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other Governmental Authority for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of an act or omission by the Initiating Holder.

         (c) Expenses. The Company shall pay all Registration Expenses in connection with a Demand Registration, whether or not such Demand Registration becomes effective, in accordance with Section 7.6 hereof.

         (d) Underwriting Procedures. If the Initiating Holders holding a majority of the Registrable Securities held by all Initiating Holders to which the requested Demand Registration relates so elect, the Company shall use its best efforts to cause such Demand Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 7.1(e). In connection with any Demand Registration under this Section 7.1 involving an underwritten offering, none of the Registrable Securities held by any Holder making a request for inclusion of such Registrable Securities pursuant to Section 7.1(a) shall be included in such underwritten offering unless such Holder accepts the terms of the offering as agreed upon by the Company, the Initiating Holders and the Approved Underwriter, and then only in such quantity as will not, in the opinion of the Approved Underwriter, jeopardize the success of such offering by the Initiating Holders. If the Approved Underwriter advises the Company that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of or timing of such offering, then the Company shall include in such registration only the aggregate amount of Registrable Securities that the Approved Underwriter believes may be sold without any such material adverse effect (the "Approved Underwriter Amount"), and the Company shall include in such registration, to the extent of the Approved Underwriter Amount, all Registrable Securities held by the Holders equal to their pro rata portion (based on the amount of Registrable Securities each has requested to be included) of the Approved Underwriter Amount.

         (e) Selection of Underwriters. If any Demand Registration or S-3 Registration, as the case may be, of Registrable Securities is in the form of an underwritten offering, the Initiating Holders shall select and obtain an investment banking firm of national reputation reasonably acceptable to the Company to act as the managing underwriter of the offering (the "Approved Underwriter").

         (f) Limitation on Demand Registration. If the Board of Directors, in its good faith judgment, determines that a Demand Registration should not be made or continued because it would materially interfere with any financing, acquisition, corporate reorganization or merger or other transaction involving the Company that is material to the business of the Company (a "Valid Business Reason"), the Company may (x) postpone filing a registration statement relating to a Demand Registration until such Valid Business Reason no longer exists, but in no event for more than ninety (90) days, and (y) in case a registration statement has been filed relating to a Demand Registration, the Company, upon the approval of the Board of Directors, may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement. The Company shall give written notice of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing under Section 7.1(a) more than once in any twelve
(12) month period.

         SECTION 7.2 Incidental or "Piggy-Back" Registration.

         (a) Request for Incidental Registration. At any time after the earlier of (x) the Closing Date or (y) the occurrence of a Triggering Event, if the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of securities by the Company for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto) or for the account of any stockholder of the Company other than the Holders, then the Company shall give written notice of such proposed filing to each of the Holders at least twenty (20) days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer such Holders the opportunity to register the number of Registrable Securities as each such Holder may request (an "Incidental Registration"). The Company shall use its commercially reasonable efforts (within twenty (20) days of the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the "Company Underwriter") to permit each of the Holders who have requested in writing (before the expiration of such 20-day period) to participate in the Incidental Registration to include its or his Registrable Securities (specifying the number of shares requested to be included) in such offering on the same terms and conditions as the securities of the Company or the account of such other stockholder, as the case may be, of the same class and series included therein. In connection with any Incidental Registration under this Section 7.2(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter, and then only in such quantity as the Company Underwriter believes will not jeopardize the success of the offering by the Company. If the Company Underwriter determines that the registration of all or part of the Registrable Securities which the Holders have requested to be included would materially adversely affect the success of such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such adverse effect, first, all of the securities to be offered for the account of the Company or holders exercising demand registration rights in such registration; second, the Registrable Securities to be offered for the account of the Holders pursuant to this Section 7.2, pro rata based on the number of Registrable Securities requested to be included by each such Holder, and third, any other securities requested to be included in such offering.

         (b) Expenses. The Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Section 7.2, whether or not such Incidental Registration becomes effective, in accordance with Section 7.6.

         SECTION 7.3 Form S-3 Registration.

         (a) Request for S-3 Registration. At any time and from time to time after the Company becomes eligible to use Form S-3 (or any successor form thereto) under the Securities Act in connection with a public offering of its securities, the Initiating Holders may make a written request to the Company to register, and the Company shall register, under the Securities Act on Form S-3 (or any successor form then in effect) (a "S-3 Registration"), all or a portion of the Registrable Securities owned by such Initiating Holders; provided, however, each registration in respect to a S-3 Registration must include Registrable Securities having an aggregate market value of at least $5,000,000 (based on the Current Market Value of such Registrable Securities to be included in such S-3 Registration on the date of filing of the Form S-3). Each such request for a S-3 Registration by the Initiating Holders in respect thereof shall specify the number of shares of Registrable Securities to be disposed of in such S-3 Registration, the intended method of disposition thereof, the jurisdictions in which registration is desired and that the request is for a S-3 Registration under this Section 7.3(a). Within five (5) days after the receipt of such request, the Company shall give written notice thereof to all other Holders holding Registrable Securities. Any such Holder may, within 10 days after such notice is given, request in writing that all of such Holder's Registrable Securities, or any portion thereof designated by such Holder, be included in the registration. Each request from a Holder shall specify the number of Registrable Securities to be registered and the jurisdictions in which registration is desired. The failure of any Holder to respond within such 10-day period shall be deemed to be a waiver of such Holder's rights under this Section 7.3(a) with respect to such S-3 Registration. Any Holder may waive its rights under this Section 7.3(a) prior to the expiration of such 10-day period by giving written notice to the Company, with a copy to the Initiating Holders. If a Holder sends the Company a written request for inclusion of part or all of such Holder's Registrable Securities in a registration, such Holder shall not be entitled to withdraw or revoke such request without the prior written consent of the Company in its sole discretion unless, as a result of facts or circumstances arising after the date on which such request was made relating to the Company or to market conditions, such Holder reasonably determines that participation in such registration would have a material adverse effect on such Holder.

         (b) Effective S-3 Registration. The Company shall use its best efforts to cause any such S-3 Registration pursuant to Section 7.3(a) to become effective as soon as practicable (but in no event later than forty-five (45) days after it receives a request under Section 7.3(a)) and to remain continuously effective for a period until all Registrable Securities registered in such S-3 Registration are sold.

         (c) Form S-3 Underwriting Procedures. If the Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders so elect, the Company shall use its best efforts to cause such S-3 Registration pursuant to this Section 7.3 to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 7.1(e). In connection with any S-3 Registration under Section 7.3(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, the Approved Underwriter and the Initiating Holders, and then only in such quantity as such underwriter believes will not jeopardize the success of such offering by the Initiating Holders. If the Approved Underwriter believes that the registration of all or part of the Registrable Securities which the Initiating Holders and the other Holders have requested to be included would materially adversely affect the success of such public offering, then the Company shall be required to include in the underwritten offering, to the extent of the amount that the Approved Underwriter believes may be sold without causing such adverse effect (the "Approved S-3 Underwriter Amount"), then the Company shall include in such registration, to the extent of the Approved Underwriter Amount, all Registrable Securities held by the Holders equal to their pro rata portion (based on the amount of Registrable Securities each has requested to be included) of the Approved Underwriter Amount.

         (d) Limitations on S-3 Registrations. If the Board of Directors has a Valid Business Reason, the Company may (x) postpone filing a registration statement relating to a S-3 Registration until such Valid Business Reason no longer exists, but in no event for more than ninety (90) days, and (y) in case a registration statement has been filed relating to a S-3 Registration, the Company, upon the approval of the Board of Directors, may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement. The Company shall give written notice of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing due to a Valid Business Reason more than once in any twelve (12) month period.

         (e) Expenses. The Company shall bear all Registration Expenses in connection with any S-3 Registration pursuant to this Section 7.3, whether or not such S-3 Registration become effective, in accordance with Section 7.6 hereof.

         (f) No Demand Registration. No registration requested by any Holder pursuant to this Section 7.3 shall be deemed a Demand Registration pursuant to
Section 7.1.

         SECTION 7.4 Hold-Back Agreements.

         (a) Restrictions on Public Sale by Holder of Registrable Securities. To the extent requested by the Approved Underwriter or the Company Underwriter, as the case may be, in the case of an underwritten public offering, each Holder of Registrable Securities that has included Registrable Securities in such underwritten public offering agrees (x) not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, and (y) not to make any request for a Demand Registration or S-3 Registration under this Agreement, during the 10-day period prior to, and during the 180-day period (or such shorter or other period, if any, mutually agreed upon by such Holder and the requesting party) beginning on, the effective date of such Registration Statement (except as part of such registration).

         (b) Restrictions on Sale of Securities by the Company and Others. The Company agrees (i) not to effect any public or private offer, sale or distribution of any of its Common Stock or Common Stock Equivalents, including a sale pursuant to Regulation D under the Securities Act (other than pursuant to registrations on Forms S-4 or S-8 or any successor form to such registration Forms), during the 10-day period prior to, and during the 90-day period beginning with, the effectiveness of a Registration Statement filed under Sections 7.1 or 7.3 hereof and (ii) during the aforementioned period to use commercially reasonable efforts to cause each holder of each of its privately placed Common Stock or Common Stock Equivalents purchased from the Company at any time on or after the date of this Agreement to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 under the Securities Act.

         SECTION 7.5 Registration Procedures. In connection with the Company's obligations pursuant to Section 7.1 and 7.3 hereof, the Company will use its commercially reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof (which methods may include, at the request of the Initiating Holders, an underwritten offering), and pursuant thereto the Company will, as expeditiously as reasonably possible:

         (a) prepare and file with the SEC, within the time period provided in Sections 7.1 and 7.3 hereof, a Registration Statement or Registration Statements relating to the Demand Registration or S-3 Registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include (i) all financial statements (including, if applicable, financial statements of any Person which shall have guaranteed any indebtedness of the Company) required by the SEC to be filed therewith and
(ii) if the sale is by means of an underwritten offering, any other information that the managing underwriter reasonably believes to be of material importance to the success of such offering, cooperate and assist in any filings required to be made with the NASD, and use its best efforts to cause such Registration Statement to become effective within such time period; provided that as far in advance as practical before filing a Registration Statement or any amendments or supplements thereto, the Company will furnish to the Holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review by such Holders and underwriters, and the Company will not file any Registration Statement or any amendments or supplements thereto to which the holders of a majority of the Registrable Securities or such managing underwriters, if any, shall reasonably object within 14 days;

         (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the periods required by Section 7.1(b) or 7.3(b), as applicable; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

         (c) notify the selling Holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information,
(iii) of the issuance by the Commission of any stop order of which the Company or its counsel is aware suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contemplated by paragraph
(n) below cease to be true and correct in any material respect, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vi) of the Company's becoming aware that the Prospectus (including any document incorporated therein by reference), as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

         (d) make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

         (e) if reasonably requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or the Holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to such managing underwriter or underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as promptly as practicable upon being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

         (f) furnish to each selling Holder of Registrable Securities and each managing underwriter, if any, without charge, if requested, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

         (g) deliver to each selling Holder of Registrable Securities and the underwriters, if any, without charge, if requested, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use (subject to the limitations set forth in the last paragraph of this Section 7.5) of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

         (h) prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such seller or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

         (i) cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing such Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as such managing underwriters may request at least two business days prior to any sale of such Registrable Securities to the underwriters;

         (j) use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

         (k) upon the occurrence of any event contemplated by paragraph (c)(vi) above, immediately prepare a supplement or post-effective amendment to the related Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the holders of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances then existing;

         (l) use best efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class issued by the Company are then listed;

         (m) not later than the effective date of the Demand Registration or S-3 Registration, provide a CUSIP number for all Registrable Securities and provide the transfer agent with printed certificates for the Registrable Securities, which are in a form eligible for deposit with The Depository Trust Company;

         (n) enter into such agreements (including an underwriting agreement) and take all such other appropriate actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by the Company to underwriters in primary underwritten offerings and covering matters; (ii) obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority of the Registrable Securities included in the registration) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters; (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to such Holders and underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; (iv) if an underwriting agreement is entered into, if permitted by the managing underwriter the same shall set forth in full the indemnification provisions and procedures of Section 7.8 hereof with respect to all parties to be indemnified pursuant to such Section; provided that the indemnification provisions and procedures set forth in such underwriting agreement shall be no less favorable to the selling Holders of Registrable Securities and the underwriters than the indemnification provisions and procedures of Section 7.8 hereof; and (v) the Company shall deliver such documents and certificates as may be requested by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with paragraph (k) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

         (o) make available for inspection by any Holder of Registrable Securities or any underwriter participating in any disposition of Registrable Securities pursuant to a Demand Registration or S-3 Registration, and any attorney or accountant retained by such Holders or underwriters, if any, all financial and other records, pertinent corporate documents and properties of the Company as may be necessary to enable them to exercise their due diligence responsibilities, and provide access to appropriate officers of the Company in connection with such due diligence responsibilities;

         (p) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission;

         (q) make appropriate officers of the Company available to such Holders and underwriters for meetings with prospective purchasers of the Registrable Securities and prepare and present to potential investors customary "road show" material in a manner consistent with other new issuances of other securities similar to the Registrable Securities; and

         (r) use commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

         SECTION 7.6 Registration Expenses. Expenses in connection with registrations pursuant to this Agreement shall be allocated and paid as follows with respect to each Demand Registration, S-3 Registration or Incidental Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to such Demand Registration, S-3 Registration or Incidental Registration for each Holder including, without limitation, (i) Commission, stock exchange listing and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees and disbursements of counsel to any underwriter incurred in connection with "blue sky" qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, and (iv) the fees and disbursements of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any "cold comfort" letters or any special audits incident to or required by any registration or qualification) and, in the case of a Demand Registration or an S-3 Registration, the Holders, regardless of whether such Registration Statement is declared effective; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to a Demand Registration or a S-3 Registration if the registration is subsequently withdrawn at the request of the Initiating Holders (unless such withdrawal results from facts or circumstances arising after the date on which such request was made relating to the Company or to market conditions), if and only if, in the case of a Demand Registration, such withdrawn registration does not constitute a Demand Registration under Section 7.1(a). All of the expenses described in the preceding sentence of this Section
7.6 are referred to herein as "Registration Expenses." The Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker's commission or underwriter's discount or commission relating to registration and sale of such Holders' Registrable Securities and, subject to clause (iv) above, shall bear the fees and expenses of their own counsel.

         SECTION 7.7 Agreement by Holders. In connection with any Registration Statement in which a Holder is participating pursuant to Sections 7.1, 7.2 or 7.3, each such Holder agrees, as applicable:

         (a) to execute the underwriting agreement, if any, pursuant to Section 7.1(d) or 7.3(c), as applicable;

         (b) to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request;

         (c) to promptly furnish to the Company in writing such information with respect to such Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement, including any preliminary or final Prospectus, and all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Holder necessary in order to make the statements therein not misleading;

         (d) that it will not offer or sell its Registrable Securities under the registration statement until it has received copies of the supplemented or amended Prospectus contemplated by Section 7.5(b) hereof and receives notice that any post-effective amendment (if required) has become effective; and

         (e) that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7.5(c)(iii), (v) or (vi) hereof, such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7.5(k) hereof and receives notice of any post-effective amendment (if required) has become effective and, if so directed by the Company, such Holder shall use its reasonable efforts to deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 7.5(b) hereof) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7.5(c) hereof to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by and meeting the requirements of Section 7.5(b) hereof.

         SECTION 7.8 Indemnification.

         (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Securities, its Affiliates and their respective officers, directors, agents, employees, Subsidiaries, partners, members, attorneys, accountants and controlling Persons (within the meaning of the Securities Act) (collectively, the "Holder Indemnified Parties") against all losses, claims, damages, liabilities and expenses incurred by any such Indemnified Parties in connection with any actual or threatened action arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or a preliminary Prospectus, in light of the circumstances then existing) not misleading, and the Company agrees to reimburse such Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss or action or proceeding in respect thereof, except insofar as the same arise out of or are based upon any such untrue statement or omission made in reliance on and in conformity with any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall also indemnify underwriters, their officers and directors and controlling Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Indemnified Parties, if requested.

         (b) Indemnification by Holder of Registrable Securities. In connection with any Demand Registration or S-3 Registration, each Holder of Registrable Securities will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and agrees, severally and not jointly, to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and controlling Persons (within the meaning of the Securities Act) (collectively, the "Company Indemnified Parties") against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact contained in any Registration Statement or Prospectus or any omission of a material fact required to be stated in the Registration Statement or Prospectus or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue statement or omission relates to such Holder and is made in reliance on and in conformity with any information or affidavit furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or Prospectus. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution of such Registrable Securities to the same extent above with respect to information or affidavit furnished writing by such Persons as provided specifically for any Prospectus or Registration Statement.

         (c) Conduct of Indemnification Proceedings. Each Holder Indemnified Party or Company Indemnified Party, as the case may be (in either case, as applicable, an "Indemnified Party") will (i) give prompt notice to the Company or Holder of Registrable Securities, as the case may be (in either case, as applicable, an "Indemnifying Party"), of any claim with respect to which it seeks indemnification and (ii) permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to such Indemnified Party; provided, however, that any Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party has agreed to pay such fees or expenses,
(b) the Indemnifying Party has failed to assume the defense of such claim or (c) in the reasonable judgment of such Indemnified Party, based upon written advice of its counsel, it would be inappropriate under applicable ethical standards for counsel to the Indemnifying Party to represent such Indemnified Party in the defense of such claim (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such Indemnified Party). If such defense is not assumed by the Indemnifying Party, the Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No Indemnifying Party will consent to entry of any judgment or enter into any settlement without the consent of such Indemnified Party, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Any Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Party with respect to such claim in any one jurisdiction, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Party with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel or counsels, but only of one such additional counsel for each group of similarly situated Indemnified Party in any one jurisdiction.

         (d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an Indemnified Party or is insufficient to hold it harmless as contemplated by the preceding paragraphs
(a) and (b), then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of such Indemnified Party and the Indemnifying Party, as well as any other relevant equitable considerations, provided that no Holder of Registrable Securities shall be required to contribute an amount greater than the dollar amount of the proceeds received by such Holder of Registrable Securities with respect to the sale of any securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation, which does not take into account the equitable considerations referred to in the first sentence of this paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         SECTION 7.9 Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if it is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information and filing requirements.

         SECTION 7.10 Remedies. Each Holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, in connection with the breach by the Company of its obligations to register the Registrable Securities will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         SECTION 7.11 Recapitalizations, Exchanges, etc. The provisions of this
Article VII shall apply to the full extent set forth herein with respect to (i) the shares of Registrable Securities, (ii) any and all shares of Common Stock of the Company into which the shares of Registrable Securities are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company, and (iii) any and all Equity Securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Holders on terms substantially the same as this
Article VII as a condition of any such transaction.

                                  ARTICLE VIII

                             OTHER RIGHTS OF HOLDERS
                             -----------------------

         SECTION 8.1 Dispositions of Warrants, Warrant Stock or Marketable Capital Stock.

         (a) Notwithstanding anything in this Agreement to the contrary, but subject to compliance with the Securities Act, applicable state securities laws and the requirement as to placement of a legend on certificates specified in
Section 6.4, any Holder shall have the right to transfer any or all of its Warrants, Warrant Stock or Marketable Capital Stock issued (or to be issued) pursuant to this Agreement (collectively, the "Transferred Securities") to any Person. The Person to which Transferred Securities are transferred pursuant to the immediately preceding sentence shall be deemed to be a Holder of such Transferred Securities and bound by the provisions of this Agreement applicable to the Holders so long as such Person continues to own any of the Transferred Securities so transferred to it. In the event that the Transferred Securities
(i) have been effectively registered under the Securities Act and applicable state securities laws and sold by the Holder thereof in accordance with such registration or (ii) are sold under and pursuant to Rule 144 or is eligible to be sold under and pursuant to paragraph (k) of Rule 144, then the Holder thereof shall, upon written request made to the Company, be entitled to receive from the Company, without expense, a new certificate evidencing such Transferred Securities not bearing the restrictive legend otherwise required to be borne by a certificate evidencing such Transferred Securities, provided, that the Holder thereof shall have furnished the Company with such certificates and opinions as the Company shall have reasonably requested.

         (b) In connection with any transfer of any Warrants, the Holder thereof shall surrender such Warrants to the Company, together with a written assignment of such Warrants duly executed by the Holder thereof or such Holder's agent or attorney. Such written assignment shall be in the form of the Assignment attached as Exhibit C. Upon such surrender and receipt by the Company of a written agreement, in form reasonably satisfactory to the Company, of the assignee agreeing to be bound by this Agreement to the same extent as such Holder was so bound), the Company shall execute and deliver a new Warrant Certificate in the name of the assignee and in the denominations specified in such instrument of assignment, and the original Warrant Certificate shall promptly be canceled.

         (c) The Company shall maintain books for the registration and transfer of the Warrants, and shall allow each Holder of Warrants to inspect such books at such reasonable times as such Holder shall request.

         SECTION 8.2 Delivery Expenses. If any Holder surrenders any Warrant Certificate or certificates for Warrant Stock or Marketable Capital Stock to the Company or a transfer agent of the Company for exchange for instruments of other denominations or registered in another name or names, the Company shall cause such new instruments to be issued and shall pay the cost of delivering to or from the office of such Holder from or to the Company or its transfer agent, duly insured, the surrendered instrument and any new instruments issued in substitution or replacement for the surrendered instrument, but the Holder shall be responsible for any transfer tax in connection therewith.

         SECTION 8.3 Taxes. The Company shall pay all taxes (other than Federal, state or local income taxes, or certain transfer tax pursuant to Sections 2.3(d) and 8.2) which may be payable in connection with the execution and delivery of this Agreement or the issuance of the Warrants, the Warrant Stock or the Marketable Capital Stock hereunder or in connection with any modification of this Agreement and shall hold each Holder harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of the Company under this Section 8.3 shall survive any redemption, repurchase or acquisition of the Warrants, Warrant Stock or Marketable Capital Stock by the Company, any termination of this Agreement, and any cancellation or termination of the Warrants.

         SECTION 8.4 Indemnification. The Company shall indemnify and hold harmless each Holder Indemnified Party from and against any and all losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) and expenses that arise out of, result from, or in any way relate to, this Agreement or in connection with the transactions contemplated hereby, including as a result of any inaccuracy in or breach of any representation or warranty of the Company made in this Agreement or any other

Transaction Document, and to reimburse each Holder Indemnified Party for any reasonable legal or other expenses incurred in connection with investigating, defending or participating in the defense of any such loss, claim, damage, liability, action or other proceeding (whether or not such indemnified person is a party to any action or proceeding out of which any such expenses arise), other than any of the foregoing claimed by any indemnified person to the extent incurred by reason of the gross negligence or willful misconduct of such indemnified person. Any claim for indemnity in connection with or relating to a registration of securities pursuant to Article VII shall be governed by Section 7.8, without regard to the provisions of this Section 8.4.

SECTION 8.5. Inspection Rights. The Company shall afford, and shall cause its Subsidiaries to afford, any Holder or its authorized agents, access, at reasonable times, upon reasonable prior notice and subject to customary confidentiality obligations, (a) to inspect the books and records of the Company and its Subsidiaries, (b) to discuss with management of the Company and its Subsidiaries the business and affairs of the Company and its Subsidiaries and
(c) to inspect the properties of the Company and its Subsidiaries.

         SECTION 8.6 Board Observer.

         (a) Subject to Sections 8.6(b) and (c), during the period beginning on the Closing Date and ending on the later to occur of (i) the date on which the outstanding principal amount under the Loan Agreement (and the remaining undrawn Commitments) owed to Pegasus Partners II, L.P. ("Pegasus Partners") and its Affiliates, including DBS Investors, LLC) is less than $25,000,000 or (ii) the last day of the Commitment Period, the Company shall give notice (in the same manner as notice is given to directors) of all meetings of the Board of Directors and all meetings of the board of directors of PSC to Pegasus Partners and shall permit one Person designated by Pegasus Partners to attend all such meetings of the Board of Directors and of the board of directors of PSC as an observer. Subject to Sections 8.6(b) and (c), the Company shall, and shall cause PSC to, provide to such observer the same information concerning the Company, PSC, and their respective Subsidiaries and Affiliates and access thereto, provided to members of the Board of Directors and board of directors of PSC. The reasonable travel expenses incurred by any such observer in attending any meetings of the Board of Directors meetings and the board of directors of PSC shall be reimbursed by the Company to the extent consistent with the Company's then existing policy of reimbursing directors generally for such expenses. In addition, such observer shall be included and covered in the directors' and officers' liability insurance policies of the Company and/or PSC to the maximum extent permitted under applicable law.

         (b) Pegasus Partners shall, and shall cause each of its Affiliates and each Person designated by it as an observer under Section 8.6(a) to, (i) maintain all information received by any of them as a result of having designated an observer in confidence (provided, that as long as such information does not constitute either market-sensitive, material non-public information, sensitive information concerning the Company's competitive position and business intention or material non-public information concerning the strategy and tactics utilized or to be utilized in the Litigation (as such term is defined in the Loan Agreement), such information may be shared with Affiliates or limited partners of Pegasus Partners on a need-to-know basis so long as such Affiliates or limited partners agree to keep such information in confidence to the same extent as Pegasus Partners), and restrict their use of any such information, to the same extent as they would be required to do if the observer were a member of the Board of Directors or the board of directors of PSC, and (ii) comply with the policies that apply to directors of the Company or PSC as in effect from time to time relating to trading in the securities of the Company and its Subsidiaries. In the event of any breach of any obligation under this Section 8.6(b), Pegasus Partners shall immediately cease to have the right specified in
Section 8.6(a).

         (c) Notwithstanding Section 8.6(a), no observer designated thereunder shall have the right to observe any portion of a meeting relating to any deliberation or action concerning the relationships established by the Loan Agreement, this Agreement, or any other Transaction Documents or to receive information provided to the directors of the Company or PSC in connection therewith.

                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

         SECTION 9.1 Waiver. No failure on the part of any Holder to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or the Warrants shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or the Warrant preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         SECTION 9.2 Notices.

         (a) All notices, requests and other communications provided for herein (including any waivers or consents under this Agreement) shall be given or made in writing, (i) to any party hereto, delivered to the intended recipient at the addresses specified in Section 13.03 of the Loan Agreement; or, as to any party, at such other address as shall be designated by such party in a written notice to each other party, or (ii) to any other Person who is the registered Holder of any Warrants or Warrant Stock, to the address for such Holder as it appears in the stock or warrant ledger of the Company.

         (b) All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if mailed, five Business Days after being deposited in the mail, postage prepaid; or if telecopied, when receipt is acknowledged.

         SECTION 9.3 Expenses, Etc. The Company agrees to pay or reimburse the Holders for: (a) all reasonable out-of-pocket costs and expenses of Initial Holders (including reasonable legal fees and expenses of one counsel to Pegasus Partners), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the issuance of Warrants hereunder and (ii) any amendment, modification or waiver of (or consents in respect of) any of the terms of this Agreement and/or the Warrants; and (b) all costs and expenses of the Holders (including reasonable legal fees and expenses) in connection with
(i) any default by the Company hereunder or under the Warrants or any enforcement proceedings resulting therefrom and (ii) the enforcement of this
Section 9.3.

         SECTION 9.4 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Company and the Required Holders.

         SECTION 9.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Subject to Section 8.1, each of the Holders may transfer to any Person any Warrants, Warrant Stock or Marketable Capital Stock (or the right to receive such securities) and all of its other rights and obligations hereunder (including the registration rights set forth in Article
VII) and such transferee shall be deemed a Holder for all purposes of this Agreement.

         SECTION 9.6 Survival. All representations and warranties made by the Company herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the Holders and shall survive the issuance of the Warrants, the Warrant Stock or the Marketable Capital Stock regardless of any investigation made by or on behalf of the Holders. All statements in any such certificate or other instrument so delivered shall constitute representations and warranties by the Company hereunder. All representations and warranties made by the Holders herein shall be considered to have been relied upon by the Company and shall survive the issuance to the Holders of the Warrants, the Warrant Stock or the Marketable Capital Stock regardless of any investigation made by the Company or on its behalf.

         SECTION 9.7 Specific Performance; Good Faith.

         (a) Damages in the event of breach of this Agreement by a Holder or the Company would be difficult, if not impossible, to ascertain, and it is therefore agreed that each Holder and the Company, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each Holder and the Company hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude the Holders or the Company from pursuing any other rights and remedies at law or in equity, which the Holders or the Company may have.

         (b) If at any time or from time to time after the first Issue Date the Company shall take any action affecting any class of its Common Stock similar to or having an effect similar to any of the actions described in Article III and
Section 4.4 (but not including any action described in any such Article or Section), and the Board of Directors in good faith determines that it would be equitable in the circumstances to reduce the Exercise Price payable upon exercise of each Warrant then issued and outstanding or that is subsequently issued under Section 2.1(ii), increase the Number Issuable, and/or increase the number of Marketable Capital Stock issuable upon a Warrant Stock Exchange as a result of such action, then, and in each such case, the Exercise Price payable upon exercise of each Warrant then issued and outstanding or that is subsequently issued under Section 2.1(ii) shall be reduced and the Number

Issuable and the number of Marketable Capital Stock issuable upon a Warrant Stock Exchange shall be increased in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to each Holder of Warrants and each Holder of Warrant Stock).

         SECTION 9.8 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         SECTION 9.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart signature page or counterpart.

         SECTION 9.10 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CONFLICTS OR CHOICE OF LAWS PROVISIONS THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION).

         SECTION 9.11 CONSENT TO JURISDICTION. EACH PARTY HERETO HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS OBLIGATIONS ARISING HEREUNDER OR UNDER THE WARRANTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, EACH PARTY HERETO CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR U.S. CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PARTY AT THE ADDRESS PROVIDED HEREIN. TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT TO THE MAXIMUM EXTENT PERMITTED BY LAW.

         SECTION 9.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE WARRANTS, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH.

         SECTION 9.13 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         SECTION 9.14 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and, together with the Warrants, contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Warrant Agreement as of the date first above written.

                               PEGASUS COMMUNICATIONS CORPORATION


                                By: /s/ Ted S. Lodge
                                   ------------------------------------------
                                   Name:  Ted S. Lodge
                                   Title: President and Chief Operating Officer


                               DBS INVESTORS, LLC


                               By: /s/ Jonathan I. Berger
                                   ------------------------------------------
                                   Name:  Jonathan I. Berger
                                   Title: President and Secretary


                               AVENUE SPECIAL SITUATIONS FUND II, LP

                               By:  Avenue Capital Partners II, LLC,
                                    General Partner
                               By:  GLS Partners II, LLC,
                                    Managing Member of the General Partner

                               By:  /s/ Sonia Gardner
                                   ------------------------------------------
                                   Name:  Sonia Gardner
                                   Title: Member


                               SPCP Group, LLC

                               By:  /s/ Edward A. Mule
                                   ------------------------------------------
                                   Name:  Edward A. Mule
                                   Title: Principal